UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

April 25, 2016

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 PrincetonSouth Corporate Center, Suite 180 Ewing, New Jersey	08628
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (609) 243-0123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2016, we entered into Amendment No. 1 (the “Amendment”) to Loan and Security Agreement with Hercules Capital, Inc. Under the Amendment, the scheduled principal payments due May 1, 2016 and the first business day of each month thereafter through and including the payment due on May 1, 2017 under the loan agreement will be deferred, and we will make interest-only payments during that period. Regular payments of principal and interest will commence on June 1, 2017. As of April 25, 2016, the outstanding principal amount under the loan agreement was approximately $12.8 million.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2016, we awarded Dr. Lawrence Mayer, our President and Chief Scientific Officer a special one-time bonus as a founder of the company in the amount of $118,580 (CDN$).

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 to Loan and Security Agreement dated April 25, 2016 among Celator Pharmaceuticals, Inc., Celator Pharmaceuticals Corp. and Hercules Capital, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Fred M. Powell
Fred M. Powell, Vice President and Chief Financial Officer

Date: April 27, 2016